                                                                      Exhibit 11

                 THE COLUMBIA GAS SYSTEM, INC. AND SUBSIDIARIES
                Statements Re Computation of Per Share Earnings
                            Year Ended December 31,

                                                                            1994           1993            1992
                                                                            ----           ----            ----
Computation for Statements of Consolidated
Income ($ in millions)
Income before extraordinary item and
  cumulative effect of accounting change    . . . . . . . . . . . .        246.2          152.2            90.9
Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . .            -              -           (39.7)
Change in accounting for postretirement benefits  . . . . . . . . .         (5.6)

- ------------------------------------------------------------------------------------------------------------------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        240.6          152.2            51.2

- ------------------------------------------------------------------------------------------------------------------
Earnings (loss) per share of common stock (based
 on average shares outstanding) ($)
Before extraordinary item and accounting change . . . . . . . . . .         4.87           3.01            1.79
Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . .            -              -            (.78)
Change in accounting for postretirement benefits  . . . . . . . . .        (0.11)             -               -

- ------------------------------------------------------------------------------------------------------------------
Earnings on common stock  . . . . . . . . . . . . . . . . . . . . .         4.76           3.01            1.01

==================================================================================================================

Additional computation of average common
 shares outstanding (thousands) NOTE
- ------------------------------------------------------------------------------------------------------------------
Average shares of common stock outstanding  . . . . . . . . . . . .       50,560         50,559          50,559
Incremental common shares applicable to
 common stock based on the common stock
 daily average market price:
  Applicable to contingent stock awards . . . . . . . . . . . . . .            3              4               4

- ------------------------------------------------------------------------------------------------------------------
Average common shares as adjusted . . . . . . . . . . . . . . . . .       50,563         50,563          50,563

==================================================================================================================
Average shares of common stock outstanding  . . . . . . . . . . . .       50,560         50,559          50,559
Incremental common shares applicable to
 common stock based on the more dilutive
 of the common stock ending or daily average
 market price during the year:
  Applicable to contingent stock awards . . . . . . . . . . . . . .            3              4               4

- ------------------------------------------------------------------------------------------------------------------
Average common shares assuming full dilution  . . . . . . . . . . .       50,563         50,563          50,563

==================================================================================================================
Earnings (loss) per share of common stock
 as adjusted:
Before extraordinary item and accounting change   . . . . . . . . .         4.87           3.01            1.79
Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . .            -              -            (.78)
Change in accounting for postretirement benefits  . . . . . . . . .        (0.11)             -               -

- ------------------------------------------------------------------------------------------------------------------
Average common shares as adjusted ($) . . . . . . . . . . . . . . .         4.76           3.01            1.01

==================================================================================================================
Earnings (loss) per common shares assuming full
 dilution:
Before extraordinary item and accounting change . . . . . . . . . .         4.87           3.01            1.79
Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . .            -              -            (.78)
Change in accounting for postretirement benefits  . . . . . . . . .        (0.11)             -               -

- ------------------------------------------------------------------------------------------------------------------
Average common shares assuming full dilution ($)  . . . . . . . . .         4.76           3.01            1.01

==================================================================================================================




NOTE These caculations are submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of Accounting Principles Opinion No. 15 because they result in dilution of less than 3%.